UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 3, 2010

BGC Partners, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28191	13-4063515
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

499 Park Avenue, New York, NY 10022

(Address of principal executive offices)

Registrant’s telephone number, including area code (212) 610-2200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

On September 3, 2010, BGC Partners, Inc. (the “Company”) entered into a Controlled Equity OfferingSM Sales Agreement (the “Sales Agreement”) with Cantor Fitzgerald & Co. pursuant to which the Company may offer and sell up to 5,500,000 shares of the Company’s Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”), subject to the maximum aggregate gross sales price remaining (currently estimated to be approximately $71,000,000) under the Company’s Registration Statement on Form S-3 (File No. 333-166564), from time to time through Cantor Fitzgerald & Co., as the Company’s sales agent under the Sales Agreement. Cantor Fitzgerald & Co. is a wholly owned subsidiary of Cantor Fitzgerald, L.P. and an affiliate of the Company. The Sales Agreement is in addition to the Company’s controlled equity offeringSM sales agreement, dated June 2, 2010, with Cantor Fitzgerald & Co., pursuant to which 294,090 shares of Class A Common Stock remain available to be sold.

Sales of shares of Class A Common Stock under the Sales Agreement may be made in privately negotiated transactions or by any method permitted by law deemed to be an “at-the-market” equity offering as defined in Rule 415 under the Securities Act of 1933, as amended. The foregoing description of the Sales Agreement is qualified in its entirety by reference to the Sales Agreement, a copy of which is included as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Controlled Equity OfferingSM Sales Agreement between BGC Partners, Inc. and Cantor Fitzgerald & Co., dated September 3, 2010

5.1	Opinion of Stephen M. Merkel

23.1	Consent of Stephen M. Merkel (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

BGC PARTNERS, INC.

Date: September 3, 2010	By:	/s/ Howard W. Lutnick
Name: Howard W. Lutnick
Title: Chairman and Chief Executive Officer

[Signature to Form 8-K dated September 3, 2010 with respect to the Sales Agreement dated September 3, 2010 between the Company and CF&Co.]